UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	75-2679109
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Non-Cumulative Perpetual Preferred Stock, Series A, $ .01 Par Value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:    ☐

Securities Act registration statement file number to which this form relates: 333-183200

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Texas Capital Bancshares, Inc. (the “Company”) filed with the Commission on March 22, 2013 pursuant to Rule 424(b)(2) under the Securities Act of 1933 the prospectus supplement dated March 21, 2013 (the “Prospectus Supplement”) to the prospectus dated October 25, 2012 (the “Prospectus”) relating to the offering of its 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $.01, with a liquidation preference of $25 per share (the “Preferred Stock”).

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Preferred Stock” on pages S-15 through S-21 of the Prospectus Supplement and “Description of Capital Stock and Warrants” on pages 17 through 19 of the Prospectus.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

3.1	Certificate of Incorporation, which is incorporated by reference to Exhibit 3.1 to our registration statement on Form 10 dated August 24, 2001

3.2	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.2 to our registration statement on Form 10 dated August 24, 2001

3.3	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.3 to our registration statement on Form 10 dated August 24, 2001

3.4	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.4 of our registration statement on Form 10 dated August 24, 2001

3.5	Amended and Restated Bylaws of Texas Capital Bancshares, Inc. which is incorporated by reference to Exhibit 3.5 to our registration statement on Form 10 dated August 24, 2001

3.6	First Amendment to Amended and Restated Bylaws of Texas Capital Bancshares, Inc. which is incorporated by reference to Current Report on Form 8-K dated July 18, 2007

4.1	Certificate of Designation of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A of Texas Capital Bancshares, Inc.

4.2	Form of Preferred Stock Certificate of Texas Capital Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 28, 2013

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Peter B. Bartholow
Name:	Peter B. Bartholow
Title	Chief Financial Officer

[Signature Page to Form 8-A]

EXHIBIT INDEX

Exhibit Number

3.1	Certificate of Incorporation, which is incorporated by reference to Exhibit 3.1 to our registration statement on Form 10 dated August 24, 2001

3.2	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.2 to our registration statement on Form 10 dated August 24, 2001

3.3	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.3 to our registration statement on Form 10 dated August 24, 2001

3.4	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.4 of our registration statement on Form 10 dated August 24, 2001

3.5	Amended and Restated Bylaws of Texas Capital Bancshares, Inc. which is incorporated by reference to Exhibit 3.5 to our registration statement on Form 10 dated August 24, 2001

3.6	First Amendment to Amended and Restated Bylaws of Texas Capital Bancshares, Inc. which is incorporated by reference to Current Report on Form 8-K dated July 18, 2007

4.1	Certificate of Designation of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A of Texas Capital Bancshares, Inc.

4.2	Form of Preferred Stock Certificate of Texas Capital Bancshares, Inc.